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                                                                   EXHIBIT 12(A)

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  SALTON, INC.


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

                                                       39 WEEKS
                                                        ENDED
                                                       3/27/2004                      YEAR ENDED
(IN THOUSANDS, EXCEPT RATIOS)                         (UNAUDITED)      2003         2002       2001         2000
------------------------------------------------      -----------    ---------   ---------   ---------   ---------
Fixed Charges
  Interest and amortization of debt issuance costs
     on all indebtedness                              $    29,794    $  41,008   $  43,357   $  39,043   $  31,102
  Add interest element implicit in rentals                  2,812        3,807       3,040       3,724       1,923
                                                      -----------    ---------   ---------   ---------   ---------

     Total fixed charges                              $    32,606    $  44,815   $  46,397   $  42,767   $  33,025
(Loss) Income
  (Loss) Income before income taxes                   $   (48,572)   $  10,916   $  44,541   $  73,846   $ 146,903
  Add fixed charges                                        32,606       44,815      46,397      42,767      33,025
                                                      -----------    ---------   ---------   ---------   ---------
  (Loss) Income before fixed charges and income taxes $   (15,966)   $  55,731   $  90,938   $ 116,613   $ 179,928
                                                      ===========    =========   =========   =========   =========

Ratio of earnings to fixed charges                          (0.49)        1.24        1.96        2.73        5.45
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